Obtaining Control of Credit Suisse Emerging
Markets Equity Fund A

As of October 31, 2016, Merchant Holdings
("Shareholder") owned 104,020 shares of the Fund, which represented 76.09% of the Fund. As of April
30, 2017 Merchant Holdings ("Shareholder") owned 105,966 shares of the Fund which represented 74.60% of the Fund. Accordingly, Shareholder continues to be a controlling person of the Fund.

Obtaining Control of Credit Suisse Emerging
Markets Equity Fund C

As of October 31, 2016, Merchant Holdings
("Shareholder") owned 102,464 shares of the Fund,
which represented 56.17% of the Fund and Morgan
Stanley owned 79,946 shares of the Fund, which
represented 43.83% of the Fund.  As of April 30,
2017 Merchant Holdings ("Shareholder") owned
103,596 shares of the Fund which represented
94.35% of the Fund.    Accordingly, Shareholder
continues to be a "controlling person" of the Fund.

Obtaining Control of Credit Suisse Emerging
Markets Equity Fund I

As of October 31, 2016, Merchant Holdings
("Shareholder") owned 2,188,016 shares of the Fund, which represented 85.63% of the Fund. As of April 30, 2017 Merchant Holdings ("Shareholder") owned 2,234,558 which represented 86.01% of the Fund. Accordingly, Shareholder continues to be a controlling person of the Fund.